Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of May 3, 2018

among

PROTECTIVE LIFE CORPORATION, PROTECTIVE

LIFE INSURANCE COMPANY, as Borrowers

THE SEVERAL LENDERS FROM TIME

TO TIME PARTY HERETO

and

REGIONS BANK,
as Administrative Agent and Swingline Lender,

WELLS FARGO BANK, NATIONAL ASSOCIATION and MIZUHO BANK, LTD.
as Co-Syndication Agents,

REGIONS CAPITAL MARKETS,
a Division of Regions Bank, as Joint Lead Arranger and Sole Bookrunner,

WELLS FARGO SECURITIES, LLC and MIZUHO BANK, LTD.,
as Joint Lead Arrangers,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,
SUMITOMO MITSUI BANKING CORPORATION,
U.S. BANK NATIONAL ASSOCIATION and CITIBANK, N.A.

as Co-Documentation Agents,

and

BANK OF AMERICA, N.A., BARCLAYS BANK PLC
COMPASS BANK, DEUTSCHE BANK SECURITIES, INC. and
PNC BANK, NATIONAL ASSOCIATION,

as Senior Managing Agents

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“this Amendment”) dated as of May 3, 2018 (the “First Amendment Effective Date”) is entered into by PROTECTIVE LIFE CORPORATION, a Delaware corporation (“PLC”), PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation (“PLICO”; PLC and PLICO are together referred to as the “Borrowers”), REGIONS BANK, an Alabama banking corporation (“Regions”), and the various lenders identified on the signature pages hereto (collectively, the “Lenders”), and REGIONS BANK, in its capacity, as Administrative Agent for the Lenders (the “Administrative Agent”).

Recitals

A.                                    The Borrowers, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement dated as of February 2, 2015 (as amended or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement.

B.                                    The Borrowers, the Lenders and the Administrative Agent wish to amend the Credit Agreement to make certain modifications thereto set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the parties hereto hereby agree as follows, with such agreements to become effective as of the First Amendment Effective Date:

SECTION 1.                         AMENDMENTS TO THE CREDIT AGREEMENT.

1.1                               Amendments to Article I.  Article I is hereby amended as follows:

(a)                                 The following definitions are hereby deleted from Section 1.1 and replaced in their entirety as follows:

“Dai-ichi” means Dai-ichi Life Holdings, Inc., a corporation organized under the laws of Japan (formerly known as The Dai-ichi Life Insurance Company, Limited).

“Defaulting Lender” means, subject to Section 2.16.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16.2) upon delivery of written notice of such determination to the Borrowers, each Issuing Bank, the Swingline Lender and each Lender.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability pursuant to Section 4062(a) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (vii) the withdrawal of any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 305 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such insolvency or termination is reasonably likely to result in material liability; (viii) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (ix) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains reasonably likely to result in material liability; (x) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) or 4068 of ERISA or any violation of Section 436 of the Internal Revenue Code or Section 206(g) of ERISA.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on, determined by reference to, or measured by, net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having an office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.20.2) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19.6 and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Joint Arrangers” means Regions Capital Markets, a division of Regions Bank, Wells Fargo Securities, LLC and Mizuho Bank, Ltd., in their capacity as joint lead arrangers.

“Revolving Commitment Termination Date” means the earliest to occur of (a) May 3, 2023; (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11.2; and (c) the date of the termination of the Revolving Commitments pursuant to Section 7.1.

(b)                                 The definition of “Anti-Terrorism Law” is hereby deleted in its entirety.

(c)                                  The definition of “Fee Letters” is hereby deleted in its entirety and replaced by the following definition of “Fee Letter”, it being understood that any reference to the term Fee Letters in the Credit Agreement or any other Credit Document shall be understood to mean a reference to “Fee Letter”:

“Fee Letter” means that certain letter agreement dated April 6, 2018 among the Borrowers, Regions Bank and Regions Capital Markets, a division of Regions Bank.

(d)                                 The following definitions are hereby added, in alphabetical order, to Section 1.1:

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to each Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” to which Section 4975 of the Internal Revenue Code applies or (c) any Person whose underlying assets include “plan assets” of any such “employee benefit plan” or “plan” within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“LIBOR Replacement Rate” means as defined in Section 2.17.8.

“LIBOR Scheduled Unavailability Date” means as defined in Section 2.17.8.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2                               Amendments to Article II.  Article II is hereby amended as follows:

(a)                                 Subparagraph (a) of Section 2.1.3 is hereby deleted in its entirety and replaced with the following:

(a)                                 the aggregate principal amount of any increases in the Revolving Commitments pursuant to this Section 2.1.3 shall not exceed Five Hundred Million Dollars ($500,000,000);

(b)                                 The last sentence of Section 2.16.1(d) is hereby deleted in its entirety and replaced with the following:

Subject to Section 10.31, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c)                                  Section 2.17.1 is hereby deleted in its entirety and replaced with the following:

2.17.1              Inability to Determine Applicable Interest Rate.  In the event that (i) the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that reasonable and adequate means do not exist for ascertaining the interest rate applicable to such LIBOR Loans on the basis provided for in the definition of Adjusted LIBOR Rate or LIBOR Index Rate, as applicable, or (ii) the LIBOR Scheduled Unavailability Date has occurred and a LIBOR Replacement Rate has not been implemented pursuant to Section 2.17.8, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon (a) no Loans may be made as, or converted to, LIBOR Loans until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, provided that there shall be no effect on the availability of Base Rate Loans, which shall continue to be available but without reference to the LIBOR Index Rate component of the Base Rate, and (b) any Funding Notice or Conversion/Continuation Notice given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrowers and such Loans shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate.

(d)                                 Section 2.17.8 is hereby added and shall read as follows:

2.17.8                                LIBOR Replacement Rate.  Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, but without limiting Sections 2.17.1 and 2.17.2 above, if the Administrative Agent shall have reasonably determined, or the Borrowers or Required Lenders notify the Administrative Agent (with in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) shall have reasonably determined, that (i) the circumstances described in Section 2.17.1(i) have arisen and that such circumstances are unlikely to be temporary, (ii) the supervisors for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans in the applicable currency (such specific date, the “LIBOR Scheduled Unavailability Date”) or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 2.17.8, are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace LIBOR for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR with an alternate rate of interest, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative rates of interest (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.17.8 (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Agreement) and any such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have given notice of such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.  The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower in good faith (it being understood that any such modification to application by the Administrative Agent made as so determined shall not require the consent of, or consultation with, any of the Lenders).  For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Credit Agreement is entered into to effect the provisions of this Section 2.17.8, if the circumstances under clause (i) exist or the LIBOR Scheduled Unavailability Date has occurred and LIBOR is no longer used for determining interest rates for loans, the provisions of Section 2.17.1 shall apply.

(e)                                  Section 2.19.1 is hereby deleted in its entirety and replaced with the following:

2.19.1                                Issuing Bank.  For purposes of this Section 2.19, the term “Lender” shall include any Issuing Bank and the term “applicable law” includes FATCA.

1.3                               Amendments to Article IV.  Article IV is hereby amended as follows:

(a)                                 Section 4.9 is hereby deleted in its entirety and replaced with the following:

4.9.                            ERISA.  Each Plan complies in all material respects with all applicable requirements of law and regulations, and no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.  No Insufficiency exists with respect to any Plan.  Neither PLC nor any ERISA Affiliate is required to contribute to or has ever had a liability to a Multiemployer Plan.  As of the First Amendment Effective Date, no Borrower or any of its Subsidiaries are, and will not be, a Benefit Plan.

(b)                                 Section 4.18(d) is hereby deleted in its entirety and replaced with the following:

(d)                                 Each Borrower and its Subsidiaries and, to the knowledge of each Borrower and its Subsidiaries, each of their respective directors, officers, employees and Affiliates, are in compliance with Anti-Corruption Laws in all material respects.  Each Borrower and its Subsidiaries have implemented and maintains in effect policies and procedures designed to promote compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.  None of the Borrowers or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Borrower or any of its Subsidiaries or to any other Person, in violation of any Anti-Corruption Law.  None of the Borrowers or their Subsidiaries has used any part of the proceeds of any Credit Extensions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

(c)                                  Section 4.18(f) is hereby added and shall read as follows:

(f)                                   No Borrower is an EEA Financial Institution.

1.4                               Amendments to Article V.  Article V is hereby amended as follows:

(a)                                 Section 5.2 is hereby deleted in its entirety and replaced with the following:

5.2.                            Use of Proceeds.  The Borrowers will, and will cause each Subsidiary to, use the proceeds of any Credit Extension and to request the issuance of Letters of Credit (i) for general corporate and working capital purposes, (ii) to refinance simultaneously with the closing of this Agreement certain existing Indebtedness that the Borrowers incurred for working capital or general corporate purposes, and/or (iii) to pay transaction fees, costs and expenses related to credit facilities established pursuant to this Agreement and the other Credit Documents, in each case not in contravention of applicable Laws or of any Credit Document.  The Borrowers will not, nor will they permit any Subsidiary to, (i) use any of the proceeds of any Credit Extension to purchase or carry any “margin stock” (as defined in Regulation U) in violation of applicable Law, (ii) finance or refinance any (A) commercial paper issued by the Borrowers or (B) any other Indebtedness, except for Indebtedness that the Borrowers incurred for general corporate or working capital purposes, (iii) use any of the proceeds of any Credit Extension in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (iv) use any of the proceeds of any Credit Extension for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity.

(b)                                 Section 5.7 is hereby deleted in its entirety and replaced with the following:

5.7.                            Compliance with Laws.  The Borrowers will, and will cause each Significant Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  The Borrowers will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents (in each case, acting in their capacities as such) with Anti-Corruption Laws.

(c)                                  Section 5.12 is hereby deleted in its entirety and replaced with the following:

5.12.                     Adjusted Consolidated Net Worth.  PLC will maintain at all times Adjusted Consolidated Net Worth equal to not less than the sum of (i) 80% of PLC’s Adjusted Consolidated Net Worth as of December 31, 2017 (but in no event less than $4,500,000,000) plus (ii) 25% of its Consolidated Net Income (if positive) earned after December 31, 2017 minus (iii) PLC’s consolidated allowance for potential future losses on investments at the end of such fiscal quarter not otherwise included for unrealized net gains and losses on assets held for sale pursuant to FASB ASC 320 and accumulated other comprehensive income pursuant to FASB ASC 220 at the end of such fiscal quarter.

1.5                               Amendments to Article X.  Article X is hereby amended as follows:

(a)                                 Section 10.31 is hereby added and shall read as follows:

10.31                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable:  (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)                                 Section 10.32 is hereby added and shall read as follows:

10.32                 Certain ERISA Matters.

(a)                                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i)                                     such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)                                  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iii)                               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)                              such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                                 In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that:

(i)                                     none of the Administrative Agent, any Joint Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto);

(ii)                                  the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR §2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that has under management or control, total assets of at least $50 million, in each case as described in 29 CFR §2510.3-21(c)(1)(i)(A)-(E);

(iii)                               the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies;

(iv)                              the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)                                 no fee or other compensation is being paid directly to the Administrative Agent, any Joint Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)                                  The Administrative Agent and each Joint Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

1.6                               Amendments to Exhibits, Appendices and Schedules.  The Exhibits, Appendices and Schedules to the Credit Agreement are amended as follows:

(a)                                 Exhibit B to the Credit Agreement (Compliance Certificate) is hereby amended by deleting it in its entirety and inserting Exhibit B hereto in lieu thereof.

(b)                                 Appendix A to the Credit Agreement (Revolving Commitment Amounts and Percentages) is hereby amended by deleting it in its entirety and inserting Appendix A hereto in lieu thereof.

(c)                                  Appendix B to the Credit Agreement (Addresses) is hereby amended by deleting it in its entirety and inserting Appendix B hereto in lieu thereof.

(d)                                 Schedule 4.7 to the Credit Agreement (Litigation) is hereby amended by deleting it in its entirety and inserting Schedule 4.7 hereto in lieu thereof.

(e)                                  Schedule 4.8 to the Credit Agreement (Significant Subsidiaries) is hereby amended by deleting it in its entirety and inserting Schedule 4.8 hereto in lieu thereof.

1.7                               Termination of Existing Fee Letters.  The Fee Letters (as defined in the Credit Agreement without giving effect to the terms hereof) are hereby terminated and shall no longer be in force or effect, and each party hereto hereby releases and forever discharges the Borrowers and each of their Affiliates from any and all claims, obligations, covenants or liabilities thereunder, whether known or unknown, matured or unmatured, absolute or contingent, liquidated or unliquidated.

SECTION 2.                         CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is subject to the following conditions:

2.1                               Administrative Agent shall have received from each of the Borrowers, the Lenders and each Issuing Bank of a duly executed counterpart of this Amendment signed by such parties;

2.2                               Administrative Agent shall have received from Borrowers in immediately available funds all fees and expenses to be paid by Borrowers to Administrative Agent in connection with this Amendment set forth in the Fee Letter (including all reasonable fees and expenses of counsel to Administrative Agent);

2.3                               Administrative Agent shall have received copies of (A) the audited combined financial statements for Borrowers and their Subsidiaries for the fiscal year ending December 31, 2017, which financial statements were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Borrowers and their Subsidiaries at such date and the consolidated results of their operations for the period then ended and (B) such other financial information as Administrative Agent may reasonably request and that is readily available to the Borrowers.

2.4                               The representations and warranties of Borrowers contained in Article IV of the Credit Agreement and Section 4 of this Amendment shall be true on and as of the date hereof, except (i) as otherwise described in the disclosure schedules amended pursuant to Section 1.6 hereof, (ii) to the extent such representations and warranties specifically relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) or (iii) for changes in facts or circumstances that have previously been disclosed in writing to the Administrative Agent and the Lenders and do not constitute a Default or Unmatured Default that has not otherwise been waived or cured pursuant to the requirement set forth in the Credit Agreement;

2.5                               Administrative Agent shall have received duly executed counterparts of all other Credit Documents being executed simultaneously herewith and of a legal opinion from counsel to Borrowers upon such matters as Administrative Agent shall reasonably request in connection with this Amendment and the other Credit Documents being executed simultaneously herewith, each in form and substance reasonably satisfactory to Administrative Agent;

2.6                               Administrative Agent shall have received a certificate , signed by the President, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer or any Vice President of Borrowers, dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrowers contained in the Credit Agreement and this Amendment and the other Credit Documents being executed simultaneously herewith are true and correct as of the First Amendment Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby (except (a) to the extent such representations and warranties specifically relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), (b) as otherwise described in the disclosure schedules amended pursuant to Section 1.6 hereof or (c) for changes in facts or circumstances that have previously been disclosed in writing to the Administrative Agent and the Lenders and do not constitute a Default or Unmatured Default that has not otherwise been waived or cured pursuant to the requirement set forth in the Credit Agreement), (ii) no Default or Unmatured Default exists and no Default or Unmatured Default would result after giving effect to the consummation of the transactions contemplated hereby, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, no Material Adverse Effect has occurred since December 31, 2017, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the effectiveness of this Amendment set forth in this Section 2 have been satisfied or waived by the Administrative Agent;

2.7                               Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Borrower, dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Person, and that, except for the amendments attached thereto, the same have not been amended since the date thereof, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Person, as then in effect and, as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Person, authorizing the execution, delivery and performance of this Amendment and the other Credit Documents being executed simultaneously herewith to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Person executing this Amendment or any of such other Credit Documents, and attaching all such copies of the documents described above;

2.8                               Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of each Borrower to conduct business as a foreign corporation in such jurisdictions as the Administrative Agent may have reasonably requested, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction;

2.9                               All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Amendment, the other Credit Documents being executed simultaneously herewith, and consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent in its reasonable determination, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, or to the knowledge of the Borrowers threatened or proposed in writing before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Amendment, any of the other Credit Documents, or the consummation of the transactions contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect;

2.10                        Administrative Agent shall have received such other documents, certificates and instruments in connection with the transactions contemplated hereby as it or any Lender shall have reasonably requested.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.  The Administrative Agent shall notify the Borrowers and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

SECTION 3.                         NO OTHER AMENDMENT.

Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement and all references in the Credit Documents to the “Credit Agreement” shall mean the Credit Agreement as amended by this Amendment.  This Amendment shall not constitute a waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any action on the part of Borrowers that would require an amendment, waiver or consent of Administrative Agent or the Lenders except as expressly stated herein.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders, Administrative Agent, and the Issuing Banks do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  Borrowers promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed.  Borrowers hereby expressly agree that the Credit Agreement, as amended, is in full force and effect.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES.

Borrowers hereby represent and warrant to each of Administrative Agent, the Issuing Banks, and the Lenders as follows:

4.1                               No Default or Unmatured Default under the Credit Agreement or any other Credit Document has occurred and is continuing on the date hereof.

4.2                               Borrowers have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, to be done, observed and performed by it.

4.3                               This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each of the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against them in accordance with the terms hereof, except as may be limited by Debtor Relief Laws or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

4.4                               The execution and delivery of this Amendment and the Borrowers’ performance hereunder do not and will not require the consent or approval of any Governmental Authority having jurisdiction over any of the Borrowers, except for such consents or approvals the failure to obtain which would not reasonably be expected to have a Material Adverse Effect, nor be in violation of or constitute a default under any document of formation or organization with respect to any of the Borrowers, including, without limitation, any operating agreement or bylaws, as applicable, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which the Borrowers are a party or by which the Borrowers’ assets or properties are or may become bound, other than such violations or defaults which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.5                               The December 31, 2017 consolidated financial statements of PLC and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of PLC and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.  The December 31, 2017 consolidated financial statements of PLICO and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of PLICO and its Subsidiaries at such date and the consolidated results of the operations of PLICO and its Subsidiaries for the period then ended.

SECTION 5.                         APPLICABLE LAW AND JURISDICTION.

THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED WITH RESPECT TO THE OBLIGATIONS SHALL BE DETERMINED ACCORDING TO THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6.                         COUNTERPARTS.

This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 7.                         SUCCESSORS AND ASSIGNS.

This Amendment shall be binding upon and inure to the benefit of the Borrowers and their permitted successors and assigns, and upon Administrative Agent and the Lenders and each of their respective permitted successors and assigns.  The execution and delivery of this Amendment by any Lender shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

SECTION 8.                         HEADINGS.

Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9.                         NO OTHER DUTIES.

Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Co-Documentation Agents, Co-Syndication Agents or Senior Managing Agents listed on the cover page of this Amendment shall have any powers, duties or responsibilities under this Amendment or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have executed this Amendment.

PROTECTIVE LIFE CORPORATION

By:	/s/ Steven G. Walker
Print Name: Steven G. Walker
Title: Executive Vice President and Chief Financial Officer

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Steven G. Walker
Print Name: Steven G. Walker
Title: Executive Vice President and Chief Financial Officer

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

REGIONS BANK,
as a Lender

By:	/s/ Cory D. Guillory
Print Name: Cory D. Guillory
Title: Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Karen Hanke
Print Name: Karen Hanke
Title: Managing Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Naoki Takeda
Print Name: Naoki Takeda
Title: Managing Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

MUFG BANK, Ltd.,
as a Lender

By:	/s/ Bungo Shimomura
Print Name: Bungo Shimomura
Title: Managing Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Wataru Fukuda
Print Name: Wataru Fukuda
Title: Managing Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Ronnie Glenn
Print Name: Ronnie Glenn
Title: Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bonnie S. Wiskowski
Print Name: Bonnie S. Wiskowski
Title: Senior Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

COMPASS BANK,
as a Lender

By:	/s/ Julia Barnhill
Print Name: Julia Barnhill
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K. Chu
Print Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Print Name: Virginia Cosenza
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Paul Gleason
Print Name: Paul Gleason
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Tatiana Ross
Print Name: Tatiana Ross
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Scott Hennessee
Print Name: Scott Hennessee
Title: Senior Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James Cribbet
Print Name: James Cribbet
Title: SVP

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

SUNTRUST BANK,
as a Lender

By:	/s/ Andrew Johnson
Print Name: Andrew Johnson
Title: Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Barbara Mulligan
Print Name: Barbara Mulligan
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

CITIBANK, N.A.,
as a Lender

By:	/s/ Robert Chesley
Print Name: Robert Chesley
Title: Vice President & Managing Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Peter J. Hallan
Print Name: Peter J. Hallan
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

SYNOVUS BANK,
as a Lender

By:	/s/ Charles C. Clark, Jr.
Print Name: Charles C. Clark, Jr.
Title: Director, Corporate Banking

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

ATLANTIC CAPITAL BANK, N.A.,
as a Lender

By:	/s/ Preston McDonald
Print Name: Preston McDonald
Title: Senior Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

BRYANT BANK,
as a Lender

By:	/s/ Stephen Walker
Print Name: Stephen Walker
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Hema Kishnani
Name: Hema Kishnani
Title: Vice President

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
Print Name: Michael King
Title: Authorized Signatory

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

REGIONS BANK,
as Administrative Agent

By:	/s/ Cory D. Guillory
Print Name: Cory D. Guillory
Title: Director

(Signature Page to First Amendment to Amended and Restated Credit Agreement)

EXHIBIT B

COMPLIANCE CERTIFICATE

To:                             The Lenders named in the

Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated February 2, 2015 (as amended, modified, renewed or extended from time to time, the “Agreement”) between Protective Life Corporation, a Delaware corporation (“PLC”) and Protective Life Insurance Company, a Tennessee corporation (“PLICO”; PLC and PLICO are sometimes together referred to as the “Borrowers”), the Lenders named therein and Regions Bank, as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWERS THAT:

1.                                      I am the duly elected                                                              of PLC.

2.                                      I have reviewed the terms of the Agreement and have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements.

3.                                      The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4.                                      Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this           day of            , 20    .

of Protective Life Corporation

SCHEDULE I TO COMPLIANCE CERTIFICATE

Schedule of Compliance as of [Insert date of end of fiscal quarter]

with provisions of 5.12 and 5.13 of the Agreement

1.                                      Section 5.12 - Adjusted Consolidated Net Worth

A.	Consolidated Net Worth	$

B.

Adjustments, if any, for (i) goodwill or intangible assets (other than value of business acquired) and (ii) unrealized net gains and losses on assets held for sale pursuant to FASB ASC 320 and other accumulated comprehensive income pursuant to FASB ASC 220

$

C.	Adjusted Consolidated Net Worth (A excluding B)	$

D.	80% of PLC’s Adjusted Consolidated Net Worth as of December 31, 2017 (but in no event less than $4,500,000,000)	$

E.	Consolidated Net Income earned after December 31, 2017 (if positive)	$

F.	25% of E	$

G.

PLC’s consolidated allowance for potential future losses on investments in its investment portfolio not otherwise included for unrealized net gains and losses on assets held for sale pursuant to FASB ASC 320 and accumulated other comprehensive income pursuant to FASB ASC 220 (through the date of determination of the amount identified in E)

$

H.	D plus F minus G	$

I.	C minus H
	(Must be greater than or equal to 0)	$

Complies Does not comply

2.                                      Section 5.13 - Ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization

A.	Consolidated Indebtedness	$

1.	Borrowed money, obligations secured by Liens and obligations evidenced by notes, etc.	$

2.	Deferred purchase of property or services (other than accounts payable in the ordinary course of business)	$

3.	Capitalized Lease Obligations	$

4.	Letters of Credit	$

5.	Synthetic Lease Obligations	$

6.	Guaranteed Obligations	$

B.	Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products	$

C.	Adjusted Consolidated Indebtedness (A minus B)	$

D.	Consolidated Capitalization

	(i) Adjusted Consolidated Net Worth	$

	(ii) Adjusted Consolidated Indebtedness (C)	$

	(iii) Sum of (i) and (ii)	$

E.	Ratio of C to D	:1.0

F.	Permitted Ratio	No more than 0.4:1.0

Complies Does not comply

APPENDIX A

Revolving Commitment Amounts and Percentages

Institution Name	Revolving Commitment	Revolving Commitment Percentage
Regions Bank	$85,000,000	8.50%
Wells Fargo Bank, N.A.	77,500,000	7.75%
Mizuho Bank, Ltd.	77,500,000	7.75%
Sumitomo Mitsui Banking Corporation	70,000,000	7.00%
U.S. Bank National Association	60,000,000	6.00%
Citibank, N.A.	60,000,000	6.00%
MUFG Bank, Ltd.	56,000,000	5.60%
Bank of America, N.A.	50,000,000	5.00%
Barclays Bank PLC	50,000,000	5.00%
Compass Bank	50,000,000	5.00%
Deutsche Bank AG New York Branch	50,000,000	5.00%
PNC Bank, National Association	50,000,000	5.00%
Branch Banking and Trust Company	35,000,000	3.50%
KeyBank National Association	35,000,000	3.50%
SunTrust Bank	35,000,000	3.50%
The Bank of New York Mellon	35,000,000	3.50%
Cadence Bank, N.A.	30,000,000	3.00%
The Northern Trust Company	30,000,000	3.00%
Synovus Bank	30,000,000	3.00%
Morgan Stanley Bank, N.A.	14,000,000	1.40%
Atlantic Capital Bank, N.A.	10,000,000	1.00%
Bryant Bank	10,000,000	1.00%
TOTAL	$1,000,000,000	100%

APPENDIX B

Addresses

Administrative Agent’s Principal Office

Regions Bank

Attention:  Cory Guillory

1900 5th Avenue North

Upper Lobby, Regions Center

Birmingham, AL 35203

Tel:  205.581.7497

Fax:  205.326.5170

Email:  cory.guillory@regions.com

Syndicate Services

Attention:  Tammy Ziliamon

1180 West Peachtree Street NW, Suite 1400

Atlanta, GA 30309

Tel:  404.279.7505

Fax:  404.279.7425

Email:  tammy.ziliamon@regions.com

Lenders’ Principal Offices

Atlantic Capital Bank, N.A.

Preston McDonald

945 East Paces Ferry Road NE, 16th Floor

Atlanta, GA 30326

Tel:  404.995.5845

Fax:  404.995.6070

Email:  preston.mcdonald@atlcapbank.com

Bank of America, N.A.

Hema Kishnani

Bank of America Plaza

901 Main St.

Dallas, TX 75202

Tel:  214.209.0303

Fax:  214.209.3747

Email:  hema.kishnani@baml.com

The Bank of New York Mellon

Tatiana Ross

One Wall Street

New York, New York 10286

Tel:  212.635.6765

Fax:  212.635.8541

Email:  Tatiana.Ross@bnymellon.com

Barclays Bank PLC

Ben Hickes

745 Seventh Avenue, 27th Floor

New York, NY 10019

Tel:  212.526.6506

Fax:  212.526.5115

Email:  ben.hickes@barclays.com

Branch Banking and Trust Company

Lisa Cook

700 12th Ave S, Ste. 303

Nashville, TN 37203

Tel:  615-873-2113

Fax:  888-707-6142

Email:  LisaR.Cook@bbandt.com

Bryant Bank

Jeremy Tuggle

2700 Cahaba Village Plaza

Birmingham, AL 35243

Tel:  205.968.3354

Fax:  205.969.5805

Email:  jeremy.tuggle@bryantbank.com

Cadence Bank, N.A.

Barbara Mulligan

2100 Third Avenue North, Suite 1100

Birmingham, AL  35203

Tel:  205.327.3461

Fax:  205.488.3320

Email:  barbara.mulligan@cadencebank.com

Citibank, N.A.

Robert Chesley

388 Greenwich Street, 35th Floor

New York, NY 10013

Tel:  212.816.5706

Fax:  646.495.9200

Email:  robert.chesley@citi.com

Compass Bank

Julia Barnhill

16 South 20th Street, Suite 201

Birmingham, AL 35233

Tel:  713.966.2324

Fax:  205.524.0385

Email:  julia.barnhill@bbva.com

2

Deutsche Bank AG New York Branch

Jody Feldman, CFA

60 Wall Street

New York, NY 10005

Tel:  212-250-0193

Fax:  n/a

Email: jody.feldman@db.com

KeyBank National Association

James Cribbet

127 Public Square

Cleveland, OH 44114

Tel:  216.689.4926

Fax:  216.370.5997

Email:  james_cribbet@keybank.com

Mizuho Bank, Ltd.

Satoshi Yamada

1251 Avenue of Americas

New York, NY 10020

Tel:  212.282.3344

Fax:  212.282.4488

Email:  satoshi.yamada@mizuhocbus.com

Morgan Stanley Bank, N.A.

Harry Comninellis

750 Seventh Avenue, 11th Floor

New York, NY  10019

Tel:  212.761.3489

Fax:   212.507.3203

Email:  harry.comninellis@morganstanley.com

MUFG Bank, Ltd.

Koichi Funamoto

1251 Avenue of the Americas

New York, NY 10020

Tel:  212.782.5534

Fax:  212.782.6437

Email:  kfunamoto@us.mufg.jp

The Northern Trust Company

Peter Hallan

50 South LaSalle Street

Chicago, IL  60603

Tel:  312.444.2434

Fax:  312.444.4906

Email:  ph48@ntrs.com

3

PNC Bank, National Association

Nicole Limberg

1 N. Franklin

Chicago, IL 60606

Tel:  312.384.4650

Fax:  877.735.7312

Email:  nicole.limberg@pnc.com

Regions Bank

Cory Guillory

1900 5th Avenue North

Upper Lobby, Regions Center

Birmingham, AL 35203

Tel:  205.581.7497

Fax:  205.326.5170

Email:  cory.guillory@regions.com

Sumitomo Mitsui Banking Corporation

Gotaka Masuda

277 Park Avenue

New York, NY 10172

Tel:  212.224.4185

Fax:  212.593.9514

Email:  gotaka_masuda@smbcgroup.com

SunTrust Bank

Paula Mueller

3333 Peachtree Street NE, 7th Floor

Atlanta, GA 30326

Tel:  404.439.9611

Fax:  404.989.9589

Email:  paula.mueller@suntrust.com

Synovus Bank

Charles Clark

800 Shades Creek Parkway

Birmingham, AL  35209

Tel:  205.868.6127

Fax:  888.856.2456

Email:  charlesclark@synovus.com

U.S. Bank National Association

Frank Ahlborn

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Tel:  612.344.8228

Fax:  920.237.7993

Email:  frank.ahlborn@usbank.com

4

Wells Fargo Bank, National Association

Karen Hanke

301 South College Street

Charlotte, NC 28288

Tel:  704.410.0855

Fax:  704.410.0331

Email:  karen.hanke@wellsfargo.com

Borrower’s Principal Office

Protective Life Corporation

Attention:  Lance Black

2801 Highway 280 South

Birmingham, AL 35223

Tel:  205.268.5511

Fax:  205.268.3642

Email:  lance.black@protective.com

Protective Life Insurance Company

Attention:  Lance Black

2801 Highway 280 South

Birmingham, AL 35223

Tel:  205.268.5511

Fax:  205.268.3642

Email:  lance.black@protective.com

5

SCHEDULE 4.7

A number of judgments have been returned against insurers, broker-dealers, and other providers of financial services involving, among other things, sales, underwriting practices, product design, product disclosure, product administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the company does business, payment of sales or other contingent commissions, and other matters.  Often these legal proceedings have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages.  In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given legal proceeding.  Arbitration awards are subject to very limited appellate review. In addition, in some legal proceedings, companies have made material settlement payments. In some instances, substantial judgments may be the result of a party’s perceived ability to satisfy such judgments as opposed to the facts and circumstances regarding the claims.

Group health coverage issued through associations and credit insurance coverages have received some negative publicity in the media as well as increased regulatory consideration and review and litigation. The Company has a small closed block of group health insurance coverage that was issued to members of an association. A number of lawsuits and investigations regarding the method of paying claims have been initiated against life insurers. The Company offers payment methods that may be similar to those that have been the subject of such lawsuits and investigations.

The Company, like other financial services companies in the ordinary course of business, is involved in legal proceedings and regulatory actions. The occurrence of such matters may become more frequent and/or severe when general economic conditions have deteriorated. In addition, premium rates charged by the Company are based, in part, on the assumption that reinsurance will be available at a certain cost. Certain reinsurers have attempted and may continue to attempt to increase the rates they charge the Company for reinsurance, and the Company is involved in arbitration proceedings regarding such rate increases.  The Company may be unable to predict the outcome of such matters and may be unable to provide a reasonable range of potential losses. Given the inherent difficulty in predicting the outcome of such matters, it is possible that an adverse outcome in certain such matters could be material to the Company’s results for any particular reporting period.

The financial services and insurance industries are sometimes the target of law enforcement and regulatory investigations relating to the numerous laws and regulations that govern such companies. Some companies have been the subject of law enforcement or other actions resulting from such investigations. Resulting publicity about one company may generate inquiries into or litigation against other financial service providers, even those who do not engage in the business lines or practices at issue in the original action. It is impossible to predict the outcome of such investigations or actions, whether they will expand into other areas not yet contemplated, whether they will result in changes in regulation, whether activities currently thought to be lawful will be characterized as unlawful, or the impact, if any, of such scrutiny on the financial services and insurance industry or the Company. From time to time, the Company receives subpoenas, requests, or other inquires and responds to them in the ordinary course of business.

For the purposes of this Schedule the “Company” refers to Protective Life Corporation and/or its subsidiaries, as context requires.

SCHEDULE 4.8

SIGNIFICANT SUBSIDIARIES

Name of Significant Subsidiary	State of Incorporation	Percentage Stock Owned by Borrower or Subsidiaries

Protective Life Insurance Company	Tennessee	100%

West Coast Life Insurance Company	Nebraska	100%

MONY Life Insurance Company	New York	100%